Exhibit 99.1
Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On March 18, 2019, Office Properties Income Trust, or OPI, completed its previously announced sale of an office property located at 500 First Street, NW in Washington, D.C., or 500 First Street, with 129,035 rentable square feet for $70.0 million, excluding closing costs, to Georgetown University.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 reflects OPI’s financial position as if the sale of 500 First Street was completed as of December 31, 2018. The unaudited pro forma condensed consolidated statement of income (loss) for the year ended December 31, 2018 reflects OPI’s results of operations as if the sale of 500 First Street was completed as of January 1, 2018. The unaudited pro forma condensed consolidated statement of income (loss) for the year ended December 31, 2018 also includes adjustments to reflect the effects of OPI’s merger with Select Income REIT, or SIR, and the related transactions as described in the notes to these unaudited pro forma condensed consolidated financial statements as if such transactions were completed on January 1, 2018. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in OPI’s Annual Report on Form 10-K for the year ended December 31, 2018.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of OPI’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in OPI’s portfolio of investments, capital structure, property level operating expenses and revenues, including rents expected to be received under OPI’s existing leases or leases OPI may later enter into, changes in interest rates and for other reasons. Actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

Office Properties Income Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2018
(dollars in thousands, except per share data)

		Sale of
	Historical	500 First Street (A)	Pro Forma
ASSETS
Real estate properties:
Land	$924,164	$—	$924,164
Buildings and improvements	3,020,472	—	3,020,472
Total real estate properties, gross	3,944,636	—	3,944,636
Accumulated depreciation	(375,147)	—	(375,147)
Total real estate properties, net	3,569,489	—	3,569,489

Assets of properties held for sale	253,501	(45,734)	207,767
Investment in unconsolidated joint ventures	43,665	—	43,665
Acquired real estate leases, net	1,056,558	—	1,056,558
Cash and cash equivalents	35,349	—	35,349
Restricted cash	3,594	—	3,594
Rents receivable, net	72,051	—	72,051
Deferred leasing costs, net	25,672	—	25,672
Other assets, net	178,704	—	178,704
Total assets	$5,238,583	$(45,734)	$5,192,849

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$175,000	$—	$175,000
Unsecured term loans, net	387,152	(69,800)	317,352
Senior unsecured notes, net	2,357,497	—	2,357,497
Mortgage notes payable, net	335,241	—	335,241
Liabilities of properties held for sale	4,271	—	4,271
Accounts payable and other liabilities	145,536	—	145,536
Due to related persons	34,887	—	34,887
Assumed real estate lease obligations, net	20,031	—	20,031
Total liabilities	3,459,615	(69,800)	3,389,815

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value:
200,000,000 shares authorized, 48,082,903 shares issued and outstanding	481	—	481
Additional paid in capital	2,609,801	—	2,609,801
Cumulative net income	146,882	24,066	170,948
Cumulative other comprehensive income	106	—	106
Cumulative common distributions	(978,302)	—	(978,302)
Total shareholders' equity	1,778,968	24,066	1,803,034
Total liabilities and shareholders' equity	$5,238,583	$(45,734)	$5,192,849

See accompanying notes.

Office Properties Income Trust
Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
For the Year Ended December 31, 2018
(amounts in thousands, except per share data)

		Sale of			Sale of
		SIR	Merger		500 First
	Historical	Shares (B)	Transactions (C)		Street (E)	Pro Forma

Rental income	$426,560	$—	$332,036		$(10,507)	$748,089

EXPENSES:
Real estate taxes	49,708	—	30,696		(1,000)	79,404
Utility expenses	26,425	—	10,400		(272)	36,553
Other operating expenses	89,610	—	38,787		(948)	127,449
Depreciation and amortization	162,488	—	138,700		(336)	300,852
Loss on impairment of real estate	8,630	—	9,706		—	18,336
Acquisition and transaction related costs	14,508	—	12,989		—	27,497
General and administrative	24,922	—	49,079		(242)	73,759
Write-off of straight line rents receivable, net	—	—	10,626		—	10,626
Total expenses	376,291	—	300,983		(2,798)	674,476

Gain on sale of real estate	20,661	—	4,075		—	24,736
Dividend income	1,337	—	1,745		—	3,082
Unrealized loss on equity securities	(7,552)	—	(9,870)		—	(17,422)
Interest income	639	—	701		—	1,340
Interest expense	(89,865)	10,085	(78,220)		2,373	(155,627)
Loss on early extinguishment of debt	(709)	—	(1,192)		—	(1,901)

Income (loss) from continuing operations before income tax expense and equity in net earnings (losses) of investees	(25,220)	10,085	(51,708)		(5,336)	(72,179)
Income tax expense	(117)	—	(424)		—	(541)
Equity in net earnings (losses) of investees	(2,269)	—	516		—	(1,753)
Income (loss) from continuing operations	$(27,606)	$10,085	$(51,616)		$(5,336)	$(74,473)

Weighted average common shares outstanding (basic and diluted)	24,830		23,219	(D)		48,049

Loss from continuing operations per common share (basic and diluted)	$(1.13)					$(1.56)

See accompanying notes.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(A)
The adjustments represent the effect of the sale of 500 First Street which was classified as held for sale in OPI's consolidated balance sheet as of December 31, 2018, the application of the proceeds to repay $69,800 under OPI's unsecured term loan due in 2020 and to reflect the estimated gain as a result of the sale of 500 First Street.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) Adjustments

(B)
The adjustments represent the effect on equity in net earnings of investees and gain on issuance of shares by SIR which is included in income from discontinued operations in OPI's condensed consolidated statement of income (loss), for OPI's sale of 24,918,421 common shares of SIR on October 9, 2018 and the reduction in interest expense related to the application of the net proceeds to repay $435,125 of borrowings outstanding under OPI's revolving credit facility as if this transaction occurred as of January 1, 2018.

(C)
On December 31, 2018, OPI completed the merger with SIR and acquired SIR's property portfolio of 99 buildings with approximately 16.5 million rentable square feet, or the Merger. As a condition of the Merger, on December 27, 2018, SIR paid a pro rata distribution to SIR's shareholders of record as of the close of business on December 20, 2018 of all 45,000,000 common shares of beneficial interest of Industrial Logistics Properties Trust, or ILPT, that SIR owned, or the ILPT Distribution. The Merger and ILPT Distribution, are collectively referred to herein as the Merger Transactions.

The adjustments in SIR's unaudited consolidated statement of income for the year ended December 31, 2018 below represent the effects of the initial public offering of ILPT, or the ILPT IPO, and the Merger Transactions as if they had occurred on January 1, 2018:

		ILPT	ILPT	Pro Forma		Merger
	SIR (1)	IPO (2)	Distribution (3)	Adjustments		Transactions

Rental income	$481,010	$—	$(152,735)	$3,761	(4)	$332,036

Expenses:
Real estate taxes	49,027	—	(18,331)	—		30,696
Utility expenses	10,400	—	—	—		10,400
Other operating expenses	50,715	—	(11,928)	—		38,787
Depreciation and amortization	141,546	—	(27,058)	24,212	(5)	138,700
Loss on impairment of real estate	9,706	—	—	—		9,706
Acquisition and transaction related costs	12,989	—	—	—		12,989
General and administrative	59,898	—	(10,819)	—		49,079
Write-off of straight line rents receivable, net	10,626	—	—	—		10,626
Total expenses	344,907	—	(68,136)	24,212		300,983

Gain on sale of real estate	4,075	—	—	—		4,075
Dividend income	1,745	—	—	—		1,745
Unrealized loss on equity securities	(9,870)	—	—	—		(9,870)
Interest income	898	—	(197)	—		701
Interest expense	(93,147)	905	15,850	(1,828)	(6)	(78,220)
Loss on early extinguishment of debt	(1,192)	—	—	—		(1,192)

Income (loss) from continuing operations before income tax expense and equity in earnings of investees	38,612	905	(68,946)	(22,279)		(51,708)
Income tax expense	(456)	—	32	—		(424)
Equity in earnings of investees	516	—	—	—		516
Net income (loss)	38,672	905	(68,914)	(22,279)		(51,616)
Noncontrolling interest	(21,237)	(1,441)	22,678	—		—
Net income (loss) attributable to OPI	$17,435	$(536)	$(46,236)	$(22,279)		$(51,616)

(1)	Represents the results of operations for SIR for the year ended December 31, 2018.

(2)
The adjustments represent the effect on income allocated to noncontrolling interest and interest expense assuming the redemption of $350,000 of SIR’s 2.85% senior unsecured notes due 2018 and the repayment of SIR’s $350,000 term loan from proceeds of the ILPT IPO occurred as of January 1, 2018.

(3)
The adjustments represent the deconsolidation of ILPT as a result of the ILPT Distribution as if this distribution occurred as of January 1, 2018. The amounts being adjusted are directly attributable to revenue and expenses associated with ILPT's properties and debt.

(4)
The adjustments represent estimated non-cash straight line rent and non-cash amortization of above and below market leases related to the leases acquired from SIR. The weighted average lease term for above and below market leases was 5.8 years and 5.7 years, respectively, as of December 31, 2018. The components of the rental income adjustments are as follows:

For the Year Ended
December 31, 2018
Non-cash, straight line rent adjustments	$9,253
Non-cash, net above and below market lease amortization	(5,492)
$3,761

(5)
The adjustment eliminates SIR historical depreciation and amortization expense of $114,488 for the year ended December 31, 2018. The adjustment also includes estimated depreciation and amortization expense of $138,700 based on the fair value of the assets acquired in the Merger for the year ended December 31, 2018. Real estate investments are depreciated on a straight line basis over the estimated useful lives up to 40 years. Capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, are amortized on a straight line basis over the 7.2 year weighted average remaining lease term as of December 31, 2018.

(6)
The adjustments to interest expense represent: (i) the elimination of SIR historical interest expense related to its revolving credit facility and historical senior unsecured note discount amortization, (ii) an increase in interest expense related to borrowings under OPI's revolving credit facility which was used to repay SIR’s outstanding revolving credit facility balance at the closing of the Merger, and (iii) an increase in senior unsecured note discount amortization due to the adjustments to reduce SIR’s senior unsecured notes to reflect changes in market interest rates as of December 31, 2018. The amortization is calculated beginning from January 1, 2018 with the assumption that the SIR senior unsecured notes were assumed by OPI at their fair value. The components of the interest expense adjustments are as follows:

For the Year Ended
Acquisition Borrowings on Revolving Credit Facility:	December 31, 2018
Estimated additional borrowings on revolving credit facility	$108,000
Weighted average interest rate	3.00%
Estimated annual interest expense	3,240
Less SIR historical revolving credit facility interest	(5,139)
Total revolver adjustment	(1,899)
Senior note discount pro forma adjustment	3,727
Total adjustment	$1,828

(D)	The adjustment represents the issuance of 23,282,704 OPI common shares to SIR shareholders at the closing of the Merger.

(E)
The adjustments represent the historical revenues and expenses of 500 First Street for the year ended December 31, 2018 and the reduction in interest expense related to the application of the net proceeds to repay $69,800 under OPI's unsecured term loan due in 2020 as if these transactions had occurred on January 1, 2018.